Exhibit 99.3

Neuro Hi-Tech, Inc. and Subsidiaries
Unaudited Pro Forma Combined Financial Statements
Basis of Pro Forma Presentation

On June 6, 2008 Neuro-Hitech, Inc., a Delaware corporation (“NHI”) acquired the capital stock of MCR American Pharmaceuticals, Inc., a Florida corporation (“MCR”) and AMBI Pharmaceuticals, Inc., a Florida corporation (“AMBI”), pursuant to an Amended and Restated Stock Purchase Agreement (the “Purchase Agreement”), by and among NHI, GKI Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of NHI (“GKI Acquisition Sub”) and David Ambrose (“Seller”), the sole stockholder of MCR and AMBI. NHI acquired GKI pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 5, 2008, by and among NHI, GKI Acquisition Sub, Inc., GKI and Timothy J. Ryan, Matthew Colpoys, Jr. and Phillip J. Young.

MCR and AMBI are engaged in a specialty pharmaceutical business focusing on the development, marketing and distribution of branded and generic pharmaceutical products targeted primarily to the cough and cold markets.

The consideration paid to Messrs. Ryan, Colpoys, Young and a fourth individual pursuant to the Merger Agreement consisted of an aggregate of 2,000,000 shares of NHI common stock. The shares issued to Messrs. Ryan, Colpoys and Young are subject to a lock-up agreement which restricts, for each of them, the sale of 25% of the issued shares until September 5, 2009, an additional 25% of the issued shares until February 5, 2010, an additional 25% of the issued shares until July 5, 2010 and the remaining 25% of the issued shares until December 5, 2010.

The consideration paid to Seller pursuant to the Purchase Agreement consisted of: (i) $4,400,000 in cash of which $410,000 shall be held in escrow pending satisfaction of the payment of certain indebtedness of MCR and AMBI, (ii) 1,333,333 shares of NHI common stock, (iii) a Convertible Note in the principal amount of $3,000,000 (the “Convertible Note”) and (iv) a Subordinated Note in the amount of $3,000,000 (the “Subordinated Note”). The shares issued to the Seller are subject to a lock-up agreement which restricts the Seller from selling the shares prior to June 6, 2009.

The Convertible Note, issued by NHI to the Seller, bears interest at five percent per annum and requires monthly payments of accrued interest, with the principal balance and any unpaid interest due at maturity on June 6, 2011. The Convertible Note is convertible at the election of Seller into NHI common stock valued at the higher of (i) $2.00 per share, or (ii) the average closing price of NHI common stock for the five (5) trading days between June 11, 2008 and June 17, 2008 (also, the “Redemption Price”).

The Subordinated Note, issued by NHI to the Seller, bears interest at seven percent per annum and requires payments of $500,000 plus accrued interest on each of December 6, 2008, June 6, 2009, December 6, 2009 and June 6, 2010, with an additional $1,000,000, plus any accrued but unpaid interest on June 6, 2010 (the “Maturity Date”). At NHI’s option, NHI may extend the Maturity Date by one year, to June 6, 2011, provided, however, that the interest on the then outstanding principal shall be increased during such one year period to 14.0% per year, compounded quarterly, with 50% of the interest payable during such one year period payable in cash and the remaining 50% of the interest payable during such one year period payable in NHI common stock at the Redemption Price. Except for the cash portion of the interest payable during the extension period, NHI may make any payment under the Subordinated Note by issuing shares of NHI’s common stock at the Redemption Price.

In connection with NHI’s acquisition of MCR and AMBI, VelocityHealth Securities received a fee of $162,600 from the Seller. Kevin Esval, a newly appointed director of NHI, serves as President of VelocityHealth Securities.

Related Financing

On June 6, 2008, NHI issued to certain individual investors, private equity firms and their affiliates in a private offering 12,100,000 shares of its common stock, par value $0.001 per share, sold at a price of $0.25 per share for a total of $3,025,000 (the “Financing”). Messrs. Abernathy, Auerbach and Seltzer, directors of NHI, each participated in the Financing: Mr. Abernathy purchased 400,000 shares of NHI common stock; Mr. Auerbach’s spouse purchase 400,000 shares of NHI common stock; and Mr. Seltzer’s spouse and children purchased an aggregate of 400,000 shares of NHI common stock.

Neuro-Hitech, Inc. and Subsidiaries
Proforma Consolidated Balance Sheet
March 31, 2008
(Unaudited)

	Neuro Hi-Tech, Inc.	MCR American		Proforma		Proforma
	and subsidiaries	Pharmaceuticals, Inc.	Combined	Adjustments		Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$4,165,383	$73,245	$4,238,628	$(4,492,624	)(b)	$2,886,801
				(73,245	)(a)
				189,042	(b)
				3,025,000	(c)
Accounts receivable	164,250	-	164,250	-		164,250
Due from related party	-	745,714	745,714	(745,714	)(a)	-
Deferred tax assets	-	424,316	424,316	(424,316	)(a)	-
Prepaid expenses	103,943	-	103,943			103,943
Inventory	25,008	327,187	352,195	(327,187	)(a)	237,880
				212,872	(b)
Total current assets	4,458,584	1,570,462	6,029,046	(2,636,172)		3,392,874

Property and equipment, net of accumulated depreciation	3,501	340,080	343,581	(340,080	)(a)	3,501
Intangible assets	-	-	-	12,975,537	(b)	12,975,537
Other assets	13,226	39,500	52,726	(39,500	)(a)	13,226

Total assets	$4,475,311	$1,950,042	$6,425,353	$9,959,785		$16,385,138

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$738,478	$383,448	$1,121,926	$(383,448	)(a)	$838,478
				100,000	(b)
Due to related party	-	74,458	74,458	(74,458	)(a)	-
Income tax payable	-	424,316	424,316	(424,316	)(a)	-
Line of credit	-	348,414	348,414	(348,414	)(a)	-
Accrued Sales Allowance	-	62,331	62,331	(62,331	)(a)	1,418,161
				1,418,161	(b)
Total current liabilities	738,478	1,292,967	2,031,445	225,194		2,256,639

Convertible note	-	-	-	3,000,000	(b)	3,000,000
Subordinated note	-	-	-	3,000,000	(b)	3,000,000
Total liabilities	738,478	1,292,967	2,031,445	6,225,194		8,256,639

Stockholders' Equity:
Common stock, 44,999,900 authorized, 14,004,853 issued and outstanding	14,005	2,000	16,005	(2,000	)(a)	29,438
				3,333	(b)
				12,100	(c)
Additional paid-in capital	38,623,182	18,063	38,641,245	(18,063	)(a)	42,999,415
				1,363,333	(b)
				3,012,900	(c)
(Accumulated deficit) Retained earnings	(34,900,354)	637,012	(34,263,342)	(637,012	)(a)	(34,900,354)

Total stockholders' equity	3,736,833	657,075	4,393,908	3,734,591		8,128,499

Total liabilities and stockholders' equity	$4,475,311	$1,950,042	$6,425,353	$9,959,785		$16,385,138

See Notes to Unaudited Proforma Financial Statements.

Neuro-Hitech, Inc. and Subsidiaries
Proforma Statements of Operations
For the three-month period ended March 31, 2008
(Unaudited)

		AMBI
		Pharmaceuticals, Inc./
	Neuro Hi-Tech, Inc.	MCR American		Proforma		Proforma
	and subsidiaries	Pharmaceuticals, Inc.	Combined	Adjustments		Consolidated

Revenues	$190,827	$1,321,211	$1,512,038	$-		$1,512,038

Cost of goods sold	99,357	708,573	807,930	-		807,930

Gross Profit	91,470	612,638	704,108	-		704,108

Operating expenses:
Research and development	1,100,664	-	1,100,664	-		1,100,664
Product development-related party	-	140,198	140,198	-		140,198
Selling, general and administrative	1,099,297	957,419	2,056,716	324,387	(d)	2,381,103
Total operating expenses	2,199,961	1,097,617	3,297,578	324,387		3,621,965

Operating income (loss)	(2,108,491)	(484,979)	(2,593,470)	(324,387)		(2,917,857)

Interest income ( expenses)	38,788	(22,629)	16,159	(90,000	)(e)	(73,841)

Net income (loss)	(2,069,703)	(507,608)	(2,577,311)	(414,387)		(2,991,698)

Less dividend issued for Series A preferred stock	-	-	-	-		-

Net (loss) gain attributable to common stock	$(2,069,703)	$(507,608)	$(2,577,311)	$(414,387)		$(2,991,698)

Basic and diluted loss per common share	$(0.15)	N/A	N/A	N/A		$(0.10)

Basic and diluted weighted average common shares outstanding	14,004,853	-	-	15,433,333	(f)	29,438,186

Neuro-Hitech, Inc. and Subsidiaries
Proforma Statements of Operations
For the year ended December 31, 2007
(Unaudited)

		AMBI
		Pharmaceuticals, Inc./
	Neuro Hi-Tech, Inc.	MCR American		Proforma		Proforma
	and subsidiaries	Pharmaceuticals, Inc.	Combined	Adjustments		Consolidated

Revenues	$458,870	$6,469,002	$6,927,872	$-		$6,927,872

Cost of goods sold	215,854	1,405,163	1,621,017	-		1,621,017

Gross Profit	243,016	5,063,839	5,306,855	-		5,306,855

Operating expenses:
Research and development	3,523,954	-	3,523,954	-		3,523,954
Product development-related party	-	831,383	831,383	-		831,383
Selling, general and administrative	5,722,303	4,696,835	10,419,138	1,297,548	(d)	11,716,686
Total operating expenses	9,246,257	5,528,218	14,774,475	1,297,548		16,072,023

Operating income (loss)	(9,003,241)	(464,379)	(9,467,620)	(1,297,548)		(10,765,168)

Interest income ( expenses)	206,804	(47,459)	159,345	(360,000)	(e)	(200,655)

Net income (loss)	(8,796,437)	(511,838)	(9,308,275)	(1,657,548)		(10,965,823)

Less dividend issued for Series A preferred stock		-	-	-		-

Net (loss) gain attributable to common stock	$(8,796,437)	$(511,838)	$(9,308,275)	$(1,657,548)		$(10,965,823)

Basic and diluted loss per common share	$(0.71)	N/A	N/A	N/A		$(0.39)

Basic and diluted weighted average common shares outstanding	12,351,746	-	-	15,433,333	(f)	27,785,079

Neuro Hi-Tech, Inc. and Subsidiaries
Unaudited Pro Forma Adjustments to Combined Financial Statements
Pro Forma Adjustments
(a)	To eliminate all assets and liabilities of MCR and AMBI as of March 31, 2008
(b)	To record the assets purchased and liabilities of MCR and AMBI at June 5, 2008
a.	The purchase price consist of the following:
i.	Cash	$4,492,624
ii.	Notes	6,000,000
iii.	Fair Value of shares	1,366,666
iv.	Assumption of liabilities	1,518,161
		$13,377,451
The purchase price has initially been allocated as follows:

Cash	$189,042
Inventory	212,872
Intangible assets	12,975,537
$13,377,451

The company has not finalized the allocation of the purchase price between all intangible assets. It intends to obtain an independent valuation of the intangible assets within the six months.

The intangible assets resulting from this transaction is primarily attributable to the customer contracts and related relationships, noncontractual customer relationships, royalty agreements, supply contracts, drug formulas, brand names , distribution networks, and governmental registrations.

Neuro Hi-Tech, Inc. and Subsidiaries
Unaudited Pro Forma Adjustments to Combined Financial Statements
Pro Forma Adjustments-continued

(c)
To record the proceeds amounting to $3,025,000 generated from the issuance of 12,100,000 shares pursuant to a private placement on June 6, 2008. The proceeds from such private placement partially funded the aforementioned purchase price.

(d)
Represents the amortization of intangible assets acquired pursuant to the acquisition of AMBI and MCR, based on its initial valuation of the various intangible assets acquired as if the acquisition occurred at the beginning of the three month period ended March 31, 2008 and the year ended December 31, 2007, respectively.

(e)
Consists of the interest related to the convertible and subordinated note payable issued pursuant to the acquisition of MCR and AMBI as if the acquisition occurred at the beginning of the three month period ended March 31, 2008 and the year ended December 31, 2007, respectively.

(f)
Consists of 3,333,333 shares issued pursuant to the acquisition of MCR and AMBI and 12,100,000 shares issued pursuant to a private placement to partially fund the purchase price of MCR and AMBI as if the acquisition occurred at the beginning of the three month period ended March 31, 2008 and the year ended December 31, 2007, respectively.